SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                           OCWEN FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)   Title of each class of securities to which transaction applies: N/A

2)   Aggregate number of securities to which the transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.): N/A

4)   Proposed maximum aggregate value of transaction: N/A

5)   Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid: N/A

          2)  Form, Schedule or Registration Statement No.: N/A

          3)  Filing Party: N/A

          4)  Date Filed: N/A

                                 [LOGO OMITTED]
                                    O C W E N

                                 March 29, 2004

Dear Fellow Shareholder:

On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Tuesday, May 18, 2004 at 9:00 a.m., Eastern Standard Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

Sincerely,



/s/ William C. Erbey
------------------------------------
William C. Erbey
Chairman and Chief Executive Officer

                           OCWEN FINANCIAL CORPORATION
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 18, 2004


NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Tuesday, May 18, 2004 at 9:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect seven directors for a one-year term and until their successors are elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof. Management is not aware of any such other business at this time.

The Board of Directors has fixed March 18, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,


/s/ John R. Erbey
-----------------
John R. Erbey
Secretary



West Palm Beach, Florida
March 29, 2004

                           OCWEN FINANCIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share, of Ocwen Financial Corporation, a Florida corporation. Proxies are being solicited on behalf of the Board of Directors of Ocwen to be used at the Annual Meeting of Shareholders to be held at the offices of Ocwen located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Tuesday, May 18, 2004 at 9:00 a.m., Eastern Standard Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to the shareholders of Ocwen on or about March 29, 2004.

The Proxy solicited hereby, if properly signed and returned to Ocwen and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted:

(i)   for each of the nominees for director described herein;
(ii) for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2004; and
(iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

(i)   filing written notice thereof with our Secretary at the following address:

      John R. Erbey, Secretary
      Ocwen Financial Corporation
      1675 Palm Beach Lakes Boulevard
      West Palm Beach, Florida 33401

(ii)  submitting a properly executed Proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

                                     VOTING

Only holders of record of Common Stock at the close of business on March 18, 2004 will be entitled to vote at the Annual Meeting or any adjournment thereof. On March 18, 2004, there were 68,196,050 shares of Common Stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming the presence of a quorum, the seven persons receiving the greatest number of votes of the Common Stock cast at the Annual Meeting by the holders of stock entitled to vote shall be elected as directors of Ocwen. With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld and broker non-votes in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals.

Assuming the presence of a quorum, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Ocwen's independent auditor for 2004 and any other matter properly submitted to shareholders for their consideration at the Annual Meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the proposal to ratify the appointment of Ocwen's independent auditor and thus will have no effect on such proposals.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph compares the cumulative total return on the Common Stock of Ocwen since December 31, 1998 with the cumulative total return on the stocks included in the Standard & Poor's 500 Market Index and the Standard & Poor's Financial (Diversified) 500 Market Index.

                            Total Return Performance
                            [GRAPHIC CHART OMITTED]

                                                                     PERIOD ENDING
                                 ----------------------------------------------------------------------------------------------
INDEX                            12/31/98         12/31/99         12/31/00         12/31/01         12/31/02         12/31/03
-------------------------------------------------------------------------------------------------------------------------------
Ocwen Financial Corporation        100.00            50.77            51.83            68.89            22.75            71.97
S&P 500                            100.00           119.53           107.41            93.40            71.57            90.39
S&P Diversified Financials         100.00           127.34           161.41           138.29           106.40           148.75

The above graph represents $100 invested in Common Stock on December 31, 1998 at the closing price of $12.31 per share on that date and in each index on such date. The Common Stock has been listed on the New York Stock Exchange since August 1, 1997.

                              ELECTION OF DIRECTORS
                                 (Proposal One)

Ocwen's Bylaws provide that the Board of Directors of Ocwen shall be comprised of between three and eight members, with the exact number to be fixed by the Board of Directors. Pursuant to the Bylaws of Ocwen, on March 16, 2004, the Board of Directors voted to reduce the number of directors to seven effective immediately following the Annual Meeting. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

Accordingly, Ocwen will propose seven directors for election at the Annual Meeting. All seven of the persons standing for election at the Annual Meeting are currently directors of Ocwen. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. No director is related to any other director or executive officer of Ocwen by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as director if elected.

NOMINEES FOR DIRECTOR

The following table sets forth certain information concerning the directors of
Ocwen:


Name                                   Age (1)      Director Since    Executive Committee
----------------------------------- -------------- ----------------- ----------------------
William C. Erbey                         54              1988              X (2)
Ronald M. Faris                          41              2003
Ronald J. Korn                           64              2003
William H. Lacy                          59              2002
W. Michael Linn                          55              2002
W.C. Martin                              55              1996
Herbert B. Tasker (5)                    67              2002
Barry N. Wish                            62              1988              X


[Cont'd]
                                                                                  Nomination/ Governance
Name                                  Audit Committee    Compensation Committee         Committee
----------------------------------- -------------------- ----------------------- ------------------------
William C. Erbey
Ronald M. Faris
Ronald J. Korn                          X (2)
William H. Lacy                         X                                                X
W. Michael Linn                                                 X (3)                    X (4)
W.C. Martin                             X                       X (2)
Herbert B. Tasker (5)                                           X                        X
Barry N. Wish                                                                            X (6)

(1)  As of March 18, 2004
(2)  Committee Chairman
(3)  Committee member until February 17, 2004.
(4)  Committee member and Chairman until February 17, 2004.
(5) Herbert B. Tasker is not seeking reelection, as he is retiring from his position as a director of Ocwen.
(6)  Committee Chairman as of February 17, 2004.

The principal occupation for the last five years of each director of Ocwen, as well as some other information, is set forth below.

William C. Erbey. Mr. Erbey has served as the Chairman of the Board of Directors of Ocwen since September 1996, as the Chief Executive Officer of Ocwen since January 1988, as the Chief Investment Officer of Ocwen from January 1992 to August 1999 and as the President of Ocwen from January 1988 to May 1998. Mr. Erbey has served as the Chairman of the Board of Directors of Ocwen Federal Bank FSB, a subsidiary of Ocwen, since February 1988 and as the Chief Executive Officer of the Bank since June 1990. He also serves as a director and officer of many other subsidiaries of Ocwen. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC's Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and received a Master of Business Administration from Harvard University.

Ronald M. Faris. Mr. Faris has served as a Director of Ocwen since May 2003, on the Board of Directors of Ocwen Federal Bank FSB since March 2001 and as the President of Ocwen and the Bank since March 2001. Mr. Faris served as Executive Vice President of Ocwen and the Bank from May 1998 to March 2001, as a Senior Vice President of the Bank from May 1997 to May 1998 and Vice President and Chief Accounting Officer of Ocwen from June 1995 to May 1997 and of the Bank from July 1994 to May 1997. From March 1991 to July 1994, he served as Controller for a subsidiary of Ocwen. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc., and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science from Pennsylvania State University.

Ronald J. Korn. Mr. Korn has served as a director of Ocwen since May 2003 and of Ocwen Federal Bank FSB since May 2003. Mr. Korn is currently the President of Ronald Korn Consulting, which provides business and marketing services to a limited number of clients. He is a Founding Director, Chairman of the Audit Committee, and member of the Loan Committee of Horizon Bank FSB. He is also a Director of Horizon Financial Corporation, the parent holding company of Horizon Bank FSB. Mr. Korn has been Director and Chairman of the Audit Committee of PetMed Express, Inc. (OTC: PETS) since 2002. He was a partner and employee of KPMG, LLP, from 1961 to 1991, where his client responsibilities included a number of large financial institutions and various public corporations. Previously, he has also served as a Director and Audit Committee Chairman for various public companies. Mr. Korn graduated from the University of Pennsylvania, Wharton School in 1961 and New York University Law School in 1965. He is admitted as Certified Public Accountant in New York, Michigan and Florida, with licenses currently inactive. He was also admitted to the New York Bar in 1966, but has never practiced law.

William H. Lacy. Mr. Lacy has served as a Director of Ocwen since May 2002 and Ocwen Federal Bank FSB since May 2003. Mr. Lacy was formerly Chairman of Mortgage Guaranty Insurance Corporation and Chairman and Chief Executive Officer of MGIC Investment Corporation, Milwaukee, Wisconsin. Both corporations are providers of private mortgage guaranty insurance and other mortgage related services. Mr. Lacy is also a Director of C-2 Inc. and of Johnson Controls, Inc., both New York Stock Exchange public corporations. Mr. Lacy is Chairman of Johnson Controls' Pension and Investment Committee and serves on Johnson Controls' Compensation Committee. He is also Chairman of C-2's Compensation Committee and serves on C-2's Audit Committee. Mr. Lacy is a graduate of the University of Wisconsin with a Bachelor of Arts from the School of Business.

W. Michael Linn. Mr. Linn has served as a Director of Ocwen since August 2002, Ocwen Federal Bank FSB since May 2003, and became employed by the company as Executive Vice President of Sales & Marketing on February 17, 2004. Mr. Linn was the Chairman and Chief Executive Officer of Max Q Technologies, Inc., Findlay, Ohio. Prior to joining Max Q Technologies, he served as the Executive Vice President of Sales & Marketing of Solomon Software, Inc., a corporation now owned by Microsoft Corporation. Mr. Linn serves or has served on the Board of Directors of National Lime & Stone, Efficiency Software LLC, Transport Topics Publications, TLB Inc., Solomon Software, Inc., Floral Design Inc. and the Health Watch Advisory Board. He graduated from Harvard College in 1970 with a Bachelor of Arts and earned a Masters of Business Administration from Harvard Business School in 1973.

W.C. Martin. Mr. Martin has served as a Director of Ocwen since July 1996 and of Ocwen Federal Bank FSB since August 1996. Since 1982, Mr. Martin has been associated with Holding Capital Group and has been engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. In 1998, Mr. Martin became CEO of HCG Technologies, Inc., a holding company formed by him and HCG to acquire, fund or start technology companies. In 1999, he became CEO of SV Microwave Components Group, Inc., a newly formed subsidiary of HCGT engaged in the design, production and sale of passive microwave devices. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin holds a Bachelor of Science in Industrial Management from LaSalle University and received a Masters of Business Administration from the University of Notre Dame.

Barry N. Wish. Mr. Wish has served as Chairman Emeritus of the Board of Directors of Ocwen since September 1996, and he previously served as Chairman of the Board of Ocwen from January 1988 to September 1996. Mr. Wish has served as a Director of Ocwen Federal Bank FSB since February 1988. From 1983 to 1995, he served as a Managing General Partner of The Oxford Financial Group, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director.

                   BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of Ocwen held six meetings during 2003. No director of Ocwen attended fewer than 75% of the aggregate of the number of meetings of the Board of Directors held during 2003 and the number of meetings held by all committees thereof on which he served during the period. Although Ocwen does not have a formal policy regarding director attendance at the Annual Meeting, directors are encouraged to attend. All seven members of the Board of Directors attended the 2003 Annual Meeting.

Independence of Directors

Ocwen's Corporate Governance Guidelines provide that the Board of Directors must be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange and applicable law.

The Board reviews annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such review, only those directors who the Board affirmatively determines have no material relationship with the Company are considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange or applicable law. Our current Board of Directors has determined that Messrs. Korn, Lacy, Martin, Tasker and Wish are independent in accordance with applicable laws and the New York Stock Exchange listing standards.

Committees of the Board of Directors

The Board of Directors of Ocwen has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these Committees is set forth below.

Executive Committee. The Executive Committee is generally responsible to act on behalf of the Board of Directors during the intervals between meetings of the Board of Directors. This Committee did not meet during 2003.

Audit Committee. The Audit Committee of the Board of Directors manages Ocwen's independent auditors, reviews and advises the Board of Directors with respect to reports by Ocwen's independent auditor and monitors Ocwen's compliance with laws and regulations applicable to Ocwen's operations including the evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of Ocwen and the review of the scope and results of the annual audit conducted by the independent auditor. Each member of the Audit Committee is independent as defined in regulations adopted by the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that Ronald J. Korn qualifies as an audit committee financial expert, as that term is defined in recently adopted Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter, a copy of which is included as Exhibit A hereto and is available on Ocwen's website at www.ocwen.com. This Committee met five times during 2003.

Compensation Committee. The Compensation Committee of the Board of Directors oversees Ocwen's compensation and employee benefit plans and practices. The Compensation Committee also evaluates and makes recommendations to the Board of

Directors for human resource and compensation matters relating to the executive officers of Ocwen. Each member of the Compensation Committee is independent as defined in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter approved by the whole Board of Directors, a copy of which is available on Ocwen's website at www.ocwen.com. This Committee met four times during 2003.

Nomination/Governance Committee. The Nomination/Governance Committee of the Board of Directors recommends to the Board individuals qualified to serve as directors of Ocwen and on committees of the Board; advises the Board with respect to Board composition, procedures and committees; develops and presents to the Board a set of corporate governance principles; and oversees the evaluation of the Board and Ocwen's management. Each member of the Nomination/Governance Committee is independent as defined in the listing standards of the New York Stock Exchange. The Nomination/Governance Committee operates under a written charter, a copy of which is available on Ocwen's website as www.ocwen.com. This Committee met four times during 2003.

It is the policy of the Nomination/Governance Committee to consider candidates for director recommended by shareholders. In evaluating nominees for director, the Nomination/Governance Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended and the listing standards of the New York Stock Exchange. In addition, the Nomination/Governance Committee takes into account the needs of the company, as well as such factors as knowledge, experience, skills, expertise and diversity. Should a shareholder recommend a candidate for director, the Nomination/Governance Committee would evaluate such candidate in the same way as it evaluates any other nominee.

Shareholders wishing to recommend persons for consideration by the Nomination/Governance Committee as nominees for election to the Board of Directors can do so by writing to the Secretary of Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, giving each proposed nominee's name, biographical data and qualifications. The recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. For consideration, Ocwen must receive such recommendations by November 30, 2004.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board of Directors provide guidelines for Ocwen and the Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board.

The Nomination/Governance Committee will review Ocwen's Governance Guidelines at least once a year and, if necessary, recommend changes to the Board. The Governance Guidelines are available on our web site at www.ocwen.com.

Executive Sessions of Non-Management Directors

Non-management directors meet in executive session without management on a regularly scheduled basis at least four times each year. A non-management director presides on a rotational basis as determined by the Board at each executive session.

Communications with Directors

Any shareholder or other interested party who desires to contact the Board of Directors or any individual director regarding Ocwen may do so by mail addressed to the Secretary of Ocwen at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. Communications received in writing are distributed to the Board or to individual directors as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Ethics

Ocwen has adopted a Code of Ethics that applies to directors, officers and employees of the Company, as required by the New York Stock Exchange rules. Any waivers from the Code of Ethics must be approved by the Board of Directors or a Board committee and must be promptly disclosed to shareholders. This Code of Ethics is available on www.ocwen.com.

                         BOARD OF DIRECTORS COMPENSATION

The Directors of Ocwen are currently compensated by delivering to each a total annual value of $30,000, which is payable $15,000 in shares of Common Stock pursuant to a Directors Stock Plan adopted by the Board of Directors and shareholders of Ocwen in July 1996 and $15,000 cash. (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an Annual Meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. Directors serving as committee chairpersons receive an additional $5,000 in cash compensation. Such payment is made after the annual organizational meeting of the Board of Directors, which follows the Annual Meeting of shareholders of Ocwen During 2003, an aggregate of 30,536 shares of Common Stock was granted to the eight directors of Ocwen.

The number of shares issued pursuant to the Directors Stock Plan is based on the "fair market value" of the Common Stock on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on the relevant date. Shares issued pursuant to the Directors Stock Plan, other than the committee chair fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof, if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the director is a member during such period.

All of the directors for Ocwen also serve on the Board of Directors of Ocwen Federal Bank FSB. During 2003, the Bank compensated its non-management directors by delivering to each a total annual value of $10,000 in cash, paid in equal quarterly installments in arrears, in respect of their service on the Bank's Board of Directors. During 2003, an aggregate of $44,000 in cash was paid to five directors of Ocwen in respect of their service as members of the Board of Directors of the Bank, including as chairman of the committees of the Bank's Board of Directors.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as an executive officer of Ocwen but does not serve on Ocwen's Board of Directors. Executive officers of Ocwen are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between Ocwen and any person pursuant to which such person was elected as an executive officer of Ocwen. No director or executive officer is related to any other director or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

Name                               Age (1)     Position
------------------------------- -------------- ---------------------------------------------------------------------
Robert J. Leist, Jr.                54         Vice President and Chief Accounting Officer
William R. Shepro (2)               35         President of Global Servicing Solutions LLC and Senior Vice President
Mark S. Zeidman                     52         Senior Vice President and Chief Financial Officer

(1)  As of March 18, 2004.
(2)  Effective after the May 18, 2004 shareholders meeting.

The background for the last five years of each executive officer of Ocwen who is not a director, as well as certain other information, is set forth below.

Robert J. Leist, Jr. Mr. Leist has served as Vice President and Chief Accounting Officer of Ocwen and the Bank since his employment began with the Company in March 1999. From March 1987 until March 1999 he was employed at J.P. Morgan & Co., Incorporated, most recently as a Vice President. Prior to 1987 he held positions with Brylane, Inc. and Arthur Andersen & Co. Mr. Leist holds a Bachelor of Arts from Boston College, attended New York University for a Master of Business Administration, and is a Certified Public Accountant.

William B. Shepro. Mr. Shepro is the President of Global Servicing Solutions LLC, a joint venture between Ocwen Financial Corporation and Merrill Lynch. In addition to Mr. Shepro's role at GSS, he is Senior Vice President of Ocwen's Commercial Finance and Affordable Housing segments. Prior to joining the Commercial Finance segment in August 1998, Mr. Shepro was Counsel in the Ocwen Law Department. Before joining Ocwen in August 1997, Mr. Shepro was an Attorney with Willinger, Shepro, Tower and Bucci, P.C. He holds a Bachelor of Science in Business from Skidmore College and a Juris Doctorate from the Florida State University College of Law.

Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of Ocwen and the Bank since May 1997 and as Chief Investment Officer of Ocwen since August 1999. He also serves as an officer of many subsidiaries of Ocwen. From 1986 until May 1997, Mr. Zeidman was employed by Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, he held positions with Shearson Lehman Brothers and Coopers & Lybrand. He holds a Bachelor of Arts from the University of Pennsylvania and received a Master of International Affairs from Columbia University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Zeidman is also a Certified Public Accountant.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by:

(i)   each director and named executive officer of Ocwen,
(ii)  all directors and executive officers of Ocwen as a group, and
(iii) all persons known by Ocwen to own beneficially 5% or more of the outstanding Common Stock or have a Schedule 13G on file with the Securities and Exchange Commission.

The table is based upon information supplied to Ocwen by directors, officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended.

                                                                                  Shares Beneficially Owned as of
                                                                                         March 11, 2004 (1)
                                                                     -----------------------------  -----------------------------
                                                                                Amount                        Percent
                                                                     -----------------------------  -----------------------------
Name of Beneficial Owner:

Becker Capital Management, Inc.
1211 SW Fifth Avenue, Suite 2185                                                  3,474,900  (2)                5.17%
Portland, OR   97204

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor                                                     3,385,500  (3)                5.04%
Santa Monica, CA  90401

NewSouth Capital Management, Inc.
1100 Ridgeway Loop Rd., Suite 444                                                 3,321,578  (4)                4.9%
Memphis, TN  38120

Directors and Named Executive Officers:
William C. Erbey                                                                 19,430,189  (5)               28.18%
Ronald M. Faris                                                                     420,982  (6)                 *
Ronald J. Korn                                                                        3,817                      *
William H. Lacy                                                                      11,283                      *
W. Michael Linn                                                                      61,314  (7)                 *
W.C. Martin                                                                          19,307  (8)                 *
Herbert A. Tasker                                                                    12,322                      *
Barry N. Wish                                                                     8,710,649  (9)               12.78%
Robert J. Leist, Jr.                                                                 31,945 (10)                 *
Arthur D. Ringwald                                                                   14,635                      *
Mark S. Zeidman                                                                     171,615 (11)                 *

All Directors and Executive Officers as a Group (11 persons)                     28,888,057                    41.59%

* Less than 1%

(1) For purposes of this table, an individual is considered the beneficial owner of shares of Common Stock if he or she directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Based on information contained in a Schedule 13G filed with the Commission on February 2, 2004 by Becker Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of

     1940. Includes 3,090,400 shares as to which sole voting power is claimed, and 3,474,900 shares as to which sole dispositive power is claimed.

(3) Based on information contained in a Schedule 13G/A filed with the Commission on February 6, 2004 by Dimensional Fund Advisors Inc., an investment advisor that acquired the shares on behalf of its clients. As to the 3,385,500 shares held, sole voting power and sole dispositive power is claimed on the entire amount.

(4) Based on information contained in a Schedule 13G/A filed with the Commission on February 9, 2004 by NewSouth Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Includes 3,283,078 shares as to which sole voting power is claimed, 27,000 shares as to which shared voting power is claimed, and 3,321,578 shares as to which sole dispositive power is claimed.

(5) Includes 13,138,351 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Also includes options to acquire 805,554 shares, which are exercisable at or within 60 days after March 18, 2004.

(6) Includes 25,680 shares held jointly with spouse. Also includes options to acquire 341,140 shares, which are exercisable at or within 60 days after March 18, 2004.

(7) Includes 6,000 shares held by William M. Linn, II Et Al Trust, of which Mr. Linn is the custodian for his minor children.

(8) Includes 5,110 shares held by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust.

(9) Includes 7,972,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93% of the Common Stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly-owned by Mr. Wish; and 83,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director.

(10) Includes options to acquire 24,195 shares, which are exercisable at or within 60 days after March 18, 2004.

(11) Includes options to acquire 136,193 shares, which are exercisable at or within 60 days after March 18, 2004.

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.

                                             Number of securities to be issued       Weighted average exercise price of
                                           upon exercise of outstanding options,     outstanding options, warrants and
Plan Category                                       warrants and rights                            rights
-----------------------------------------  --------------------------------------  ---------------------------------------
Equity compensation plans                                    4,581,370                                   $8.08
approved by security holders

Equity compensation plans
not                                                                  0                                       0
approved by security holders
-----------------------------------------  --------------------------------------  ---------------------------------------
Total                                                        4,581,370                                   $8.08


[Cont'd]
                                               Number of securities remaining
Plan Category                                  available for future issuance
-----------------------------------------  -------------------------------------
Equity compensation plans                                    6,293,554
approved by security holders

Equity compensation plans
not                                                                  0
approved by security holders
-----------------------------------------  -------------------------------------
Total                                                        6,293,554

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Ocwen's executive officers, directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish Ocwen with copies of all Section 16(a) forms they file.

To Ocwen's knowledge, based solely upon review of the copies of such reports furnished to Ocwen and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with during 2003, with the exception of one late filing with respect to one transaction by our executive officer, Robert J. Leist, Jr.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by Ocwen's chief executive officer and the four other most highly paid directors and executive officers of Ocwen for the years indicated.

                                                                     Annual Compensation
                                                               --------------------------------
Name & Position                                       Year       Salary (1)       Bonus (2)
-------------------------------------------------- ----------- --------------- ----------------

William C. Erbey                                      2003        $360,000        $337,500
Chairman of the Board and                             2002        $360,000        $338,750
Chief Executive Officer                               2001        $360,000        $351,000

                                                      2003        $321,538        $354,836
Ronald M. Faris                                       2002        $300,000        $317,813
President                                             2001        $292,308        $297,673

Arthur M. Ringwald (8)                                2003        $300,085        $150,000
President and CEO of                                  2002        $300,000        $185,625
Ocwen Technology Xchange                              2001        $220,385        $262,577

Mark S. Zeidman                                       2003        $357,959        $186,781
Senior Vice President and                             2002        $357,731        $148,955
Chief Financial Officer                               2001        $355,000        $124,250

Robert J. Leist, Jr.                                  2003        $220,177         $58,547
Vice President and                                    2002        $202,730         $46,545
Chief Accounting Officer                              2001        $189,000         $50,625


[Cont'd]
                                                                      Long-Term Compensation Awards
                                                     -----------------------------------------------------------------
                                                       Restricted Stock        Securities
                                                       Restricted Stock        Underlying             All Other
Name & Position                                         Awards ($) (3)     Options (#) (4)(5)     Compensation (6)
--------------------------------------------------   --------------------- -------------------- ----------------------

William C. Erbey                                           $168,750                63,679                $4,000
Chairman of the Board and                                  $271,000                84,688                $4,000
Chief Executive Officer                                          $0               141,475                $2,940

                                                           $177,418                66,950                $4,000
Ronald M. Faris                                            $254,250                79,452                $4,000
President                                                        $0               319,981 (7)            $2,973

Arthur M. Ringwald (8)                                            -                     -                $4,000
President and CEO of                                       $148,500                46,406                $4,000
Ocwen Technology Xchange                                         $0                60,491                $62,527 (9)

Mark S. Zeidman                                             $93,391                35,242                $4,000
Senior Vice President and                                  $119,163                37,239                $4,000
Chief Financial Officer                                          $0                90,081 (10)           $2,947

Robert J. Leist, Jr.                                        $29,274                11,047                $4,000
Vice President and                                          $37,236                11,636                $4,000
Chief Accounting Officer                                         $0                20,405                $3,400

(1)  Represents amounts paid in 2003.

(2) For 2003, 2002, and 2001, consists of bonuses awarded pursuant to Ocwen's 1998 Annual Incentive Plan, as amended, in the first quarter of the following year for services rendered in the years indicated.

(3) The restricted stock award is a portion of the bonuses awarded in the first quarter of 2004 for services rendered in 2003 pursuant to Ocwen's 1998 Annual Incentive Plan, as amended.

(4) Based on the average closing price of the Common Stock for the last five trading days of 2003.

(5) Except as otherwise noted, consists of options granted pursuant to Ocwen's 1991 Non-Qualified Stock Option Plan, as amended. The 2003, 2002, and 2001 amounts consist of grants made as of the first quarter of the following year for services rendered in the years indicated.

(6) Unless otherwise noted, consists of contributions by Ocwen pursuant to Ocwen's 401(k) Savings Plan.

(7) Consists of options to purchase 119,981 shares of Common Stock granted pursuant to the stock option plan and additional options to purchase 200,000 shares of Common Stock granted to Mr. Faris.

(8) Ocwen had an employment agreement with Mr. Ringwald. Ocwen and Mr. Ringwald mutually agreed to terminate this agreement, effective January 29, 2004. Pursuant to the terms of the employment agreement, Mr. Ringwald was entitled to a lump sum cash payment of $750,000 and any amounts payable to Mr. Ringwald as of the date of termination. Mr. Ringwald's agreement also included provisions for confidentiality, indemnification and non-competition.

(9) Mr. Ringwald commenced his employment as President and Chief Executive Officer of Ocwen Technology Xchange on April 1, 2001. His annual salary is prorated for his period of employment in 2001. His other compensation represents reimbursed relocation expenses.

(10) Consists of options to purchase 50,081 shares of Common Stock granted pursuant to the stock option plan and additional options to purchase 40,000 shares of Common Stock granted to Mr. Zeidman.

Option Grants for 2003

The following table provides information relating to option grants made by Ocwen during 2003 and pursuant to Ocwen's stock option plan in 2004 to the individuals named in the Summary Compensation Table for services rendered in 2003.

                                         No. of             Percent of
                                       Securities           Securities
                                       Underlying        Underlying Total
                                     Options Granted      Options Granted     Exercise Price  Expiration Date
Name                                   (#) (1)(2)             (%) (2)           ($/share)         ( / / )
----------------------------------- ------------------ ---------------------- --------------- -----------------
William C. Erbey                            63,679                 15.09%           $6.18           1/31/14
Ronald M. Faris                             66,950                 15.87%           $6.18           1/31/14
Arthur D. Ringwald                               -                      -               -                 -
Mark S. Zeidman                             35,242                  8.35%           $6.18           1/31/14
Robert J. Leist, Jr.                        11,047                  2.62%           $6.18           1/31/14


[Cont'd]


                                       Potential Realizable Value at Assumed Rates of
                                        Stock Price Appreciation for Option Term (3)
Name                                    0% ($)            5% ($)            10% ($)
----------------------------------- ---------------- ----------------- ------------------
William C. Erbey                            $170,660          $525,481         $1,069,875
Ronald M. Faris                             $179,427          $552,473         $1,124,830
Arthur D. Ringwald                                 -                 -                  -
Mark S. Zeidman                              $94,448          $290,814           $592,096
Robert J. Leist, Jr.                         $29,605           $91,157           $185,594

(1) All options are to purchase shares of Common Stock, and, unless otherwise noted, one-fifth vests and becomes exercisable on the date of grant and on January 31, 2005, 2006, 2007 and 2008.

(2) Grants were made in 2004 for service in 2003. The percentage of securities underlying these options is based on options to purchase a total of 421,982 shares of Common Stock granted to employees of Ocwen and its subsidiaries.

(3) Assumes future prices of shares of Common Stock of $8.86, $14.432 and $22.981 at compounded rates of return of 0%, 5% and 10%, respectively, from the average closing price per share on the New York Stock Exchange on December 31, 2003.

         AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

The following table provides information relating to option exercises during the year 2003 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 2003 (1).

                                                                                   Number of Securities Underlying
                                         No. of                                        Unexercised Options at
                                         Shares                                         December 31, 2003 (1)
                                        Acquired                              ------------------------------------------
Name                                   on Exercise        Value Realized          Exercisable          Unexercisable
----------------------------------- ------------------ ---------------------- --------------------- --------------------
William C. Erbey                            0                    0                         805,554              197,853
Ronald M. Faris                             0                    0                         341,140              379,706
Arthur D. Ringwald                          0                    0                          21,381               52,039
Mark S. Zeidman                             0                    0                         136,193              125,266
Robert J. Leist, Jr.                     13,318             $22,121 (3)                     24,195               29,476


                                       Value of Unexercised In-the-Money
                                       options at December 31, 2003 (2)
                                    ----------------------------------------
Name                                   Exercisable         Unexercisable
----------------------------------- ------------------- --------------------
William C. Erbey                            $1,376,168             $854,096
Ronald M. Faris                             $1,139,943             $769,664
Arthur D. Ringwald                            $102,037             $268,928
Mark S. Zeidman                               $517,083             $363,417
Robert J. Leist, Jr.                           $91,037             $123,779

(1) All options are to purchase shares of Common Stock. Options listed as "exercisable" consist of options that became exercisable at or within 60 days of December 31, 2003.

(2) Based on the average closing price of a share of Common Stock on the New York Stock Exchange on December 31, 2003.

(3) Based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 17, 2003.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of Ocwen's employees are made by the Compensation Committee. No member of the Committee is or at any time was an employee of Ocwen or any subsidiary, nor did any member of the Committee have an interest in a transaction, which would require disclosure hereunder.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of Ocwen and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the 1991 Non-Qualified Stock Option Plan.

General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee. Ocwen seeks to provide executives with long-term wealth accumulation capability, conditional upon personal performance, individual service longevity and consistent high level financial performance of Ocwen. With respect to Ocwen's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 2003 compensation. The salary adjustment recommendations were based on Ocwen's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that Ocwen is able to compete for and retain talented executives who are critical to Ocwen's long-term success and align the interests of those executives with the long-term interests of Ocwen's shareholders.

Annual Incentive Compensation. Ocwen's primary incentive compensation plan for executives is the 1998 Annual Incentive Plan. Pursuant to the current plan, a participant can earn cash, restricted stock, and stock option awards as determined by the Compensation Committee. The awards are based on objective performance criteria established by the Committee pursuant to the Plan, which includes growth in our core businesses, reduction in non-core assets, cost savings through Six Sigma initiatives and meeting budget objectives. Each participant has a targeted annual incentive award that is expressed as a percentage of total target compensation and varies with the participant's level of responsibility. At the executive level, 20-60% of each executive's total target compensation is at risk and payable only upon achievement of certain minimum Company and individual performance levels. The incentive awards are structured so that the compensation opportunities for executives are related to the levels of business unit and individual performances actually achieved.

Other Compensation. The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of Ocwen and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Tax Considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Ocwen obtained shareholder approval of the 1998 Annual Incentive Plan and all amendments thereto and the LTIP in order to qualify awards under such plans as performance-based compensation under Section 162(m) of the Code. It is the Compensation Committee's intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with the overall best interest of Ocwen.

Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered the performance of the Chief Executive Officer and the financial performance achieved by Ocwen during the past fiscal year. For the CEO, incentive compensation for 2003 was based largely on performance against specific goals including growth of our loan servicing business and growth in our other core businesses, reduction in non-core assets and cost savings, including those attributable to increased utilization of our India operations centers and to our Six Sigma initiatives.


                                                   Compensation Committee:
March 16, 2004                                     W.C. Martin, Chairman
                                                   W. Michael Linn, Director
                                                   Herbert B. Tasker, Director

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                 (Proposal Two)

The Audit Committee of the Board of Directors of Ocwen has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be Ocwen's independent auditor for the year ending December 31, 2004, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of PricewaterhouseCoopers LLP as the independent auditor for 2004.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

o Reviewed and discussed with management Ocwen's audited financial statements as of and for the year ended December 31, 2003;

o Discussed with PricewaterhouseCoopers LLP, Ocwen's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and

o Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit

     Committees" and discussed with PricewaterhouseCoopers LLP their independence.

In reliance on the review and discussion referred to above, the Committee recommends to the Board of Directors that the audited financial statements be included in Ocwen's Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees billed to Ocwen for professional services by PricewaterhouseCoopers LLP for fiscal years 2003 and 2002:

                                                Fiscal 2003          Fiscal 2002
                                                -----------          -----------
Audit Fees                                      $ 1,035,119          $ 1,007,820
Audit-Related Fees                                  561,079              426,300
Tax Fees                                             90,409              114,131
All Other Fees                                       17,882              264,737
                                                -----------          -----------
Total                                           $ 1,704,489          $ 1,812,988
                                                ===========          ===========

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Ocwen's consolidated financial statements for fiscal years 2003 and 2002, for the reviews of the financial statements included in the Ocwen's quarterly reports on Form 10-Q during fiscal 2003 and 2002, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for other attest engagements under professional auditing standards, internal control related matters, audits of employee benefit plans, and due diligence.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice. Of these amounts, $51,889 and $29,511 were related to tax compliance services for 2003 and 2002, respectively.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to PricewaterhouseCoopers LLP in 2003 and the proposed services for 2004 and determined that such services and fees are compatible with the independence of PricewaterhouseCoopers LLP.

                                                      Audit Committee:
March 16, 2004                                        Ronald J. Korn, Chairman
                                                      William H. Lacy, Director
                                                      W. C. Martin, Director

                              SHAREHOLDER PROPOSALS

At the Annual Meeting, Ocwen may exercise discretionary authority when voting on a shareholder proposal that is not included as an agenda item in this Proxy Statement if the proposal was received by Ocwen after February 11, 2004 and the proposal is properly presented at the annual meeting. Ocwen did not receive notice of any shareholder proposal relating to the Annual Meeting.

Any proposal which a shareholder desires to have included in the proxy materials of Ocwen relating to the next Annual Meeting of Shareholders, which is scheduled to be held in May 2005 (the "2005 Annual Meeting"), must be received at the executive offices of Ocwen no later than November 30, 2004. If notice of a shareholder proposal relating to the 2005 Annual Meeting is received on or prior to February 15, 2005 and the proposal is properly presented at the 2005 Annual Meeting, then the Company may exercise discretionary authority when voting on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to Ocwen's shareholders. If notice of a shareholder proposal relating to the 2005 Annual Meeting is received by Ocwen after February 15, 2005 and the proposal is properly presented at the 2005 Annual Meeting, then Ocwen may exercise discretionary authority when voting on the proposal.

All shareholder proposals should be directed to Ocwen Financial Corporation,
Attn: Secretary, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. It is urged that any shareholder proposal be sent certified mail, return-receipt requested.

                                 ANNUAL REPORTS

A copy of Ocwen's Annual Report to Shareholders for the year ended December 31, 2003 was mailed to shareholders entitled to notice of the Annual Meeting commencing on or about March 29, 2004. Such report is not part of the proxy solicitation materials.

Ocwen will furnish without charge to each person whose proxy is solicited and to each person who represents that as of the record date for the meeting he or she was a beneficial owner of shares entitled to vote at the meeting, on written request, a copy of Ocwen's Annual Report on Form 10-K for the year ended December 31, 2003 required to be filed by Ocwen with the SEC under the Exchange Act. Such requests should be directed to Shareholder Relations, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, telephone number (561) 682-8400. Such report is not part of the proxy solicitation materials.

                                  OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

The cost of the solicitation of proxies will be borne by Ocwen. Ocwen will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Ocwen may solicit proxies personally or by telephone without additional compensation.

                                    EXHIBIT A

                           OCWEN FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER
                                NOVEMBER 7, 2002

                              Amended March 8, 2004


I.   PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries. This includes, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

II.  COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes - Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgement. Further, either (i) at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a "financial expert", the Committee shall so inform the Corporation.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee may be removed except by majority vote of the Board.

III. MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the

Committee or any of the above persons or firms believe should be discussed privately.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

     (a) Select, in its sole discretion (subject to shareholder ratification), the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year, instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and approve the independent auditors' annual engagement letter as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors;

     (b) Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

     (c) Obtain and review at least annually the report of the independent auditors describing:

         (i)   the independent auditors' internal quality-control procedures;

         (ii) any material issues raised by the most recent internal quality-control review, by a peer review or by any inquiry or investigation by any governmental or professional authority of the independent auditors, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

         (iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

     (d) Oversee the independence of the independent auditors by, among other things:

         (i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy it of the auditors' independence;

         (ii) inquiring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation's financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

         (iii) inquiring that the chief executive officer, controller, chief financial officer, chief accounting officer or other persons serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation's audit; and

         (iv) considering whether there should be a regular rotation of the Corporation's independent auditors;

     (e) Review the annual audit plan of the Corporation's independent auditors, including the scope of the audit and monitor such plan's progress and results during the year;

     (f) Review the results of the year-end audit of the Corporation by the independent auditors, including any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

     (g) Review with management, the Corporation's independent auditors and the director of the Corporation's internal auditing department, the following:

         (i) the Corporation's annual audited financial statements and quarterly unaudited financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

         (ii) critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

         (iii) any significant changes in the Corporation's selection or application of accounting principles;

         (iv) alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors;

         (v) all other material written communications between the independent auditors and management; and

         (vi) the effect of off-balance sheet structures on the financial statements of the Corporation;

     (h) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

         (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation's independent auditors;

         (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls; and

         (iii) any significant changes in internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (i) Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

     (j) Review on a regular basis with the Corporation's independent auditors any major issues or serious difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

         (i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management;

         (ii) any significant consultations on matters that are otherwise required to be disclosed to the Committee made with the independent auditor's national office respecting auditing or accounting issues' and

         (iii) any "management" or "internal control" letter issued by the independent auditors to the Corporation;

     (k) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10- Q have been reviewed by the Corporation's independent auditors;

     (l) Review:

         (i) the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's internal auditors and management of the Corporation; and

         (ii) any required report prepared by management, and attested to by the Corporation's independent auditors, regarding the effectiveness of the Corporation's internal controls over financial reporting and stating management's responsibility to establish and maintain such internal controls, prior to its inclusion in the Corporation's annual report;

     (m) Review with management the Corporation's administrative, operational and accounting internal controls, including any special steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (n) Receive periodic reports from management to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

     (o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

     (p) Review the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance;

     (q) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors, as needed;

     (r) Discuss guidelines and policies governing the process by which senior management of the Corporation assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

     (s) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

     (t) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

     (u) Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

     (v) Obtain from the Corporation's independent auditors any information pursuant to Section l0A of the Securities Exchange Act of 1934, if triggered;

     (w) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

     (x) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

     (y) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

     (z) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and
(iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

                           OCWEN FINANCIAL CORPORATION
        1675 Palm Beach Lakes Boulevard - West Palm Beach, Florida 33401
                                 REVOCABLE PROXY

   THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCWEN
    FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS
           TO BE HELD ON MAY 18, 2004 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints John R. Erbey, William C. Erbey, Ronald M. Faris or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 18, 2004 at the Annual Meeting of Shareholders to be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Tuesday, May 18, 2004 at 9:00 a.m., Eastern Standard Time, and at any adjournment thereof.

Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted FOR the election of each of the Board of Directors' nominees to the Board of Directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 18, 2004, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2003 Annual Report to Shareholders of the Company prior to the signing of this proxy.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
         ENVELOPE ADDRESSED TO: AMERICAN STOCK TRANSFER & TRUST COMPANY,
                      59 MAIDEN LANE, NEW YORK, N.Y. 10038

           (Continued and to be dated and signed on the reverse side)

COMMENTS:

                        ANNUAL MEETING OF SHAREHOLDERS OF
                           OCWEN FINANCIAL CORPORATION

                                  MAY 18, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

Please detach and mail in the envelope provided.

   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

-----------------------------------------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS:                                 2. RATIFICATION OF THE APPOINTMENT BY THE BOARD OF
   NOMINEES:                                                 DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS THE
                                                             INDEPENDENT AUDITOR OF THE COMPANY FOR THE YEAR
   [ ] FOR ALL NOMINEES        ( ) William C. Erbey          ENDING DECEMBER 31, 2004.
   [ ] WITHHOLD AUTHORITY      ( ) Ronald M. Faris
   FOR ALL NOMINEES            ( ) Ronald J. Korn            [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
   [ ] FOR ALL EXCEPT          ( ) William H. Lacy
   (See instructions below)    ( ) W. Michael Linn        3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                               ( ) W.C. Martin               VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                               ( ) Barry N. Wish             BEFORE THE ANNUAL MEETING.

INSTRUCTION: To withhold authority to vote for any        PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING [ ]
individual nominee(s), mark "FOR ALL EXCEPT" and fill
in the circle next to each nominee you wish to            TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
withhold, as shown here: (X)                              REVERSE SIDE HEREOF.

To change the address on your account, please check he box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder __________________ Date: _____   Signature of Shareholder __________________ Date: _____

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.